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                                                                      EXHIBIT 99

                          [FORTUNE BRANDS LETTERHEAD]





CONTACT:
MEDIA RELATIONS:             INVESTOR RELATIONS:
CLARKSON HINE                TONY DIAZ
(847) 484-4415               (847) 484-4410


                    FORTUNE BRANDS REAFFIRMS EARNINGS OUTLOOK

Lincolnshire, IL, May 19, 2003 -- Fortune Brands, Inc. (NYSE: FO), a leading consumer brands company, today reaffirmed its earnings outlook for both the second quarter and full year.

"Successful new products helped deliver April results that tracked our expectations," said Fortune Brands Chairman & CEO Norm Wesley. "For the second quarter, our target remains double-digit growth in diluted earnings per share. For the full year, we continue to feel well positioned to achieve our long-term goal of double-digit EPS growth with improved returns." The company's earnings goals exclude any special gains and charges.

                                      * * *

Fortune Brands, Inc. is a consumer products company with annual sales exceeding $5.6 billion. Its operating companies have premier brands and leading market positions in home and hardware products, spirits and wine, golf equipment and office products. Home and hardware brands include Moen faucets, Aristokraft, Schrock, Diamond and Omega cabinets, Master Lock padlocks and Waterloo tool storage sold by units of MasterBrand Industries, Inc. Major spirits and wine brands sold by units of Jim Beam Brands Worldwide, Inc. include Jim Beam and Knob Creek bourbons, DeKuyper cordials, The Dalmore single malt Scotch, Vox vodka and Geyser Peak and Canyon Road wines. Acushnet Company's golf brands include Titleist, Cobra and FootJoy. Office brands include Swingline, Wilson Jones, Kensington and Day-Timer sold by units of ACCO World Corporation. Fortune Brands, headquartered in Lincolnshire, Illinois, is traded on the New York Stock Exchange under the ticker symbol FO and is included in the S&P 500 Index.

To receive company news releases by e-mail, please visit www.fortunebrands.com.

                                      * * *

This press release discusses earnings per share before net gains or charges, a measure not derived in accordance with generally accepted accounting principles. This measure should not be considered a substitute for any measure derived in accordance with generally accepted accounting principles, and may also be inconsistent with similar measures presented by other companies.


                                     (MORE)
                             WWW.FORTUNEBRANDS.COM
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FORTUNE BRANDS REAFFIRMS EARNINGS OUTLOOK, PAGE 2




The Company's diluted EPS projections do not reflect that (1) the Company is nearing completion of a routine tax audit for the years 1993-1996 that could result in a return of tax reserves in the range of $25-35 million in the second quarter and (2) the Company may incur additional restructuring charges in the range of $20-25 million after tax in 2003.

                                      * * *

This press release contains statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Readers are cautioned that these forward-looking statements speak only as of the date hereof. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to changes in general economic conditions, foreign exchange rate fluctuations, changes in interest rates, returns on pension assets, competitive product and pricing pressures, trade consolidations, the impact of excise tax increases with respect to distilled spirits, regulatory developments, the uncertainties of litigation, changes in golf equipment regulatory standards, the impact of weather, particularly on the home products and golf brand groups, expenses and disruptions related to shifts in manufacturing to different locations and sources, as well as other risks and uncertainties detailed from time to time in the Company's Securities and Exchange Commission filings.



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